Sub-Item 77C to Form NSAR





                  TEMPLETON RUSSIA AND EAST EUROPEAN FUND, INC.

At the Annual Meeting of Shareholders of Templeton Russia and East European Fund, Inc. (the "Fund") was held at the Fund's offices, 500 East Broward Blvd., Fort Lauderdale, Florida on August 28, 2003. The purpose of the meeting was to elect six Directors of the Fund. At the meeting, the following persons were elected by the shareholders to serve as Director of the Fund: Harmon E. Burns, Frank J. Crothers, Betty P. Krahmer, Gordon S. Macklin, Fred R. Millsaps and Frank A. Olson.* No other business was transacted at the meeting.

The results of the voting at the Annual Meeting are as follow:

The election of six (6) Directors.

                                       % OF         % OF                   % OF         % OF
                                     OUTSTANDING    VOTED                 OUTSTANDING    VOTED
TERM EXPIRING 2004:       FOR          SHARES       SHARES     WITHHELD    SHARES       SHARES
----------------------------------------------------------------------------------------------------------
Frank A. Olson        3,937,469.2705    73.33%      99.04%    38,198.2257   0.71%       0.96%


                                        % OF         % OF                   % OF         % OF
                                      OUTSTANDING    VOTED                 OUTSTANDING    VOTED
TERM EXPIRING 2006:        FOR          SHARES       SHARES     WITHHELD    SHARES       SHARES
----------------------------------------------------------------------------------------------------------
Harmon E. Burns       3,937,806.2705    73.34%      99.05%    37,861.2257   0.71%       0.95%
Frank J. Crothers     3,938,495.2705    73.35%      99.07%    37,172.2257   0.69%       0.93%
Betty P. Krahmer      3,939,496.2705    73.37%      99.09%    36,171.2257   0.67%       0.91%
Gordon S. Macklin     3,937,888.2705    73.34%      99.05%    37,779.2257   0.70%       0.95%
Fred R, Millsaps      3,936,930.2705    73.32%      99.03%    38,737.2257   0.72%       0.97%


*Harris J. Ashton, S. Josephn Fortunato, Andrew H. Hines, Edith E. Holiday, and Constantine D. Tseretopoulos currently serve as Independent Directors. Nicholas
F. Brady, Martin L. Flanagan and Charles B. Johnson currently served as Interested Directors. Their terms of office continued after the annual meeting of shareholders.